UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2008

EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

General

Equity Media Holdings Corporation (“Equity Media”) has closed an asset sale transaction with Luken Communications, LLC, a group led by Equity Media’s largest shareholder, Henry Luken III (the “Investors”). The Investors purchased Equity Media’s Retro Television Network (RTN) subsidiary for $18.5 million. Equity Media has the option to repurchase RTN at any time during the next six months. Concurrently with the closing of the RTN sale, the Investors purchased for $1.5 million warrants to purchase up to 8,050,000 shares of Equity Media for $1.10 per share. Equity Media also has entered into asset purchase agreements with the Investors for the sale by Equity Media of certain television stations. Equity Media has received a $5.0 million prepayment on the stations sale from the Investors. The stations sale will be consummated, and Equity Media will receive the remaining payment of $12.5 million, upon receipt of FCC and certain other approvals. Following consummation of the station sales, Equity Media will continue to own and/or operate 100 stations in 35 markets representing 24.8% of U.S. television households based on Equity Media’s current stations roster.

The transactions with the Investors were approved by a special committee of the board of directors of Equity Media, which received an opinion from an independent investment bank that the consideration being received in the transactions was fair, from a financial point of view, for Equity Media’s unaffiliated stockholders.

Equity Media has used a portion of the current proceeds from the transactions to retire a portion of its credit facilities in a principal amount of $17.5 million. The remaining current and future proceeds from the transactions will be used for working capital and additional debt reduction and to fund operations as Equity Media continues to explore ways to maximize shareholder value, including pursuing strategic partnerships, potential further sales of assets, cost cutting initiatives and additional financings. Equity Media has entered into an amended engagement agreement with Thomas Weisel Partners with respect to these efforts.

Equity Media has also executed an amendment to its existing senior secured credit facility.

Item 1.01	Entry into a Material Definitive Agreement.

Stations Sale

Equity Media has entered into agreements with the Investors for the sale (“Stations Sale”) of all of the assets used in the business and operations of television stations in six markets, including licenses, construction permits and other instruments of authorization (“Licenses”) issued by the Federal Communications Commission (“FCC”) and certain other assets (collectively with the Licenses, the “Station Assets”) for a total purchase price of $17.5 million (“Stations Purchase Price”). The markets in which these stations operate include:

•	Amarillo (Texas),
•	Waco (Texas),
•	Fort Myers/Naples (Florida),
•	Minneapolis (Minnesota),
•	Oklahoma City (Oklahoma), and
•	Tulsa (Oklahoma).

Equity Media has received $5.0 million as an initial payment on the Stations Purchase Price from the Investors, which initial payment is nonrefundable except in the event Equity Media determines to sell the Station Assets to another party prior to consummating the sale of same with the Investors and in certain other circumstances. Equity Media will receive the remaining $12.5 million of the Stations Purchase Price upon consummation of the Stations Sale with the Investors. Consummation of the Stations Sale is subject to Univision’s right of first refusal held on the Stations and customary Federal Communication Commission approval.

Equity Media has the right to terminate the agreements prior to consummation of the sale, subject to certain provisions (including repayment of the $5.0 million initial prepayment). In the event Equity Media secures an offer to sell the Station Assets to a party other than the Investors for a purchase price of less than $22 million, the Investors shall have the right to match the terms of such offer and proceed to consummation under such terms. The Investors have the right to terminate the agreement if the Stations Sale has not been consummated within 18 months of the filing date of the FCC transfer applications.

In addition to the Stations Purchase Price, if within the 12-month period following the closing of the Stations Sale, the Investors sell the Stations, collectively or individually, to an unaffiliated third party, for an amount in excess of the Stations Purchase Price, Equity Media will be entitled to 50% of such excess. If, within the second 12-month period following the closing of the Station Sale, the Investors sell the Stations, collectively or individually, to an unaffiliated third party, for an amount in excess of the Stations Purchase Price, Equity Media will be entitled to 25% of such excess.

Subject to Univision’s right of first refusal, Equity Media and the Investors have agreed to prepare applications for assignment of the Licenses and to fully prosecute the applications. Each party will bear its own costs, and the filing fees will be split evenly. The closing of the Stations Sale will occur within twenty business days after the grant of FCC consent becomes a final order.

Amendment to Credit Facility

Equity Media has entered into a third amendment (“Third Amendment”) to its Third Amended and Restated Credit Agreement (“Credit Agreement”). The Credit Agreement had been previously amended on March 19, 2008, as reported by the Company in its Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2008, and on April 28, 2008, as reported by the Company in its Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2008.

Under the terms of the Third Amendment, the lender group has agreed to forbear from exercising certain of its rights and remedies with respect to existing defaults and certain other defaults described in the Third Amendment through the earlier of (a) December 23, 2008 and (b) the date of occurrence of events of default or certain other events. Notwithstanding the foregoing, the lenders may terminate the forbearance on and after September 15, 2008 in their sole discretion. The Third Amendment also provides for the lender group to make additional loans to the Company in an amount not to exceed $6.5 million, subject to certain conditions in the Third Amendment and the Lenders’ sole discretion.

Equity Media used a portion of the proceeds from the transactions with the Investors to pay down a portion of the Credit Facility. Following this pay down, approximately $38.5 million remains outstanding under the Credit Facility.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Equity Media received $18.5 million in cash for all of the outstanding shares of Retro Programming Services, Inc. (“RTN”). RTN is a growing network with 73 affiliates that currently covers 38% of U.S. television households. Equity Media has the option (“RTN Option”) to repurchase RTN for $27.75 million plus an amount equal to the capital and net operating expenditures (capped at $1.75 million in the aggregate) invested by the Investors prior to the repurchase (together with a return on such expenditures at the rate of 12% per annum), which is exercisable at any time through December 24, 2008. Under certain circumstances related to Equity Media’s failure to consummate the Stations Sale, the Investors will be entitled to require Equity Media exercise the RTN Option. The Investors received a license to utilize Equity Media’s Central Automated Satellite Hub (“CASH”) delivery technology in operating RTN. Equity Media will maintain the RTN operations center in Little Rock, Arkansas and create communications links between any new operations center created by Luken Communications, LLC. These operations centers will serve as backups to each other and the data required to operate each of the centers will be redundant.

As part of its engagement by Equity Media, Thomas Weisel Partners will explore strategic alternatives, including potentially working with strategic partners, for the repurchase of Retro Television Network during the option period and also will assist in identifying additional sources to help finance additional digital networks, similar to the RTN model, that Equity Media may develop using the CASH technology system. Management of Equity Media believes that the transaction with the Investors will allow for RTN to continue expanding affiliate relationships and its national reach during the option period. Equity Media will work with the Investors to assist in the continued growth of RTN as Equity Media makes efforts to realize on its current objective of repurchasing RTN.

In addition to the $18.5 million that was received by Equity Media at closing of the RTN sale, if within the 12-month period following the closing of the RTN sale, the Investors sell RTN to an unaffiliated third party, for an amount in excess of $18.5 million, Equity Media will be entitled to receive 50% of such excess.

In the event the RTN Option is exercised by Equity Media prior to the consummation of the Stations Sale, a portion of the Option Price shall be applied (and retained by Equity Media) as an additional prepayment of $12.5 million for the Stations Purchase, subject to certain third-party consents.

Immediately prior to the sale of RTN to the Investors, Equity Media entered into an agreement (“New RTN Rights Agreement”) with Larry Morton, a director, and Neal Ardman, consultant and co-founder of RTN and Retro Television Networks, LLC (“Retro LLC”), a company affiliated with Messrs. Morton and Ardman, which superseded in its entirety an agreement entered into with RTN and its affiliates and Equity Media in December 2005 under which Retro LLC received certain rights to receive 10% of net sales revenues of RTN and 20% of the purchase price upon any sale of Retro LLC. Under the New RTN Rights Agreement, Retro LLC agreed, among other things, that the sale of RTN by Equity Media to Luken Communications would not trigger Retro LLC’s right to receive a portion of the purchase price and that while RTN is owned by Luken Communications, Retro LLC would be entitled only to 5% of pre-tax earnings. Retro LLC also agreed that any exercise of the RTN Option by Equity Media would not trigger Retro LLC’s right to receive a portion of the purchase price. Upon an exercise of the RTN Option pursuant to which RTN is acquired by Equity Media or an affiliate thereof, Retro LLC would have the right going forward to 10% of pre-tax earnings of RTN and 20% of any sale proceeds (net of transaction costs).

Item 3.02	Unregistered Sales of Equity Securities.

Equity Media sold warrants to the Investors to purchase 8,050,000 shares of Equity Media’s common stock at an exercise price of $1.10 per share, exercisable through September 7, 2009 (the “Luken Warrants”). The purchase price for the warrants was $1.5 million. In the event the Luken Warrants are exercised, the Investors’ ownership stake would increase from approximately 20% ownership to approximately 30% ownership. In connection with the amended engagement agreement between Thomas Weisel Partners and Equity Media, Thomas Weisel Partners received warrants to purchase up to 1,075,279 shares on the same terms as the Luken Warrants, as well as a cash fee, in consideration of its assistance with the transactions with the Investors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the sale of RTN to the Investors, Equity Media entered into a separation agreement with Larry Morton providing for Mr. Morton’s resignation as RTN’s President and Chief Executive Officer and for severance payments and benefits to be provided to Mr. Morton in connection with such resignation and his previously announced departure from Equity Media as its President and Chief Executive Officer. Mr. Morton remains as a director of Equity Media. Under the terms of the separation agreement:

•	Mr. Morton receives payment of his current annual base salary through the payment of $26,667 per month in each of the 44 consecutive months starting with the current month;

•
A single payment of $3,667 in lieu of any benefits Mr. Morton would have received if he had been able to participate in Equity Media’s retirement and pension plans from the Execution Date through February 24, 2012.

•	Continued enrollment in Equity Media’s health plans through a prescribed period.

•	Mr. Morton shall surrender and cancel all stock options previously granted to him that were unvested prior to the Execution date.

•
Monthly payments beginning in June 2008 and continuing through February 2012 in the amount of $2,013.36 in lieu of any provision of life, disability, accidental death and dismemberment and/or other insurance benefits.

Mr. Morton has entered into a thirty-six month consulting agreement with Equity Media. In consideration of a $5,000 per month fee, Mr. Morton shall:

•	Assist Equity Media in connection with repurchase of Retro Programming Services, Inc. from Luken Communications;

•	Assist in development of RTN concept in conjunction with Luken Communications.

•	At Equity Media’s direction, assist Equity Media with Federal Communications Commission planning for current Equity Media stations.

•	Assist Equity Media’s officers and employees in matters relating to Equity Media’s business.

Equity Media also shall have a right of first refusal with respect to certain projects that Mr. Morton may develop outside of his efforts under his consulting agreement with Equity Media.

Concurrently with the consummation of the sale of RTN to the Investors, Equity Media entered into a thirty-six month consulting agreement with NIA Broadcasting, LLC, an affiliate of Neal Ardman. In consideration of a $30,000 per month fee, NIA Broadcasting, LLC shall:

•	Oversee engineering for Equity Media and RTN, including, at Equity Media’s direction, build-out of network operating center for RTN in Tennessee;

•	Assist in operation of Equity Media stations;

•	Assist in advertising sales for Equity Media and RTN as directed by Equity Media;

•	Assist in management of back-office systems personnel;

•	Assist in the operation of the C.A.S.H. System;

•	Assist Equity Media’s officers and employees in matters relating to Equity Media’s business.

In consideration for NIA Broadcasting entering into this agreement and for other arrangements with Equity Media, Equity Media paid it $175,000 upon execution of the consulting agreement and will pay it additional consideration of $43,750 per month for each of the four monthly periods beginning July 1, 2008 with respect to NIA Broadcasting's assistance in building out the backup RTN facilities.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits:

10.1	Form of New RTN Rights Agreement by and among Messrs Morton and Ardman, Equity Media, CASH and Retro LLC, dated as of June 24, 2008*

10.2	Form of Stock Purchase Agreement, dated as of June 24, 2008, by and among Equity Media, CASH, RTN and Luken Communications*

10.3	Form of Warrant Purchase Agreement dated as of June 24, 2008, by and between Equity Media and Luken Communications*

10.4	Form of Private Warrant issued under the Warrant Purchase Agreement*

10.5	Form of Separation Agreement by and between Mr. Morton and Equity Media*

10.6	Form of Consulting Agreement by and between Mr. Morton and Equity Media*

10.7	Form of Consulting Agreement by and between NIA Broadcasting and Equity Media*

10.8	Form of Asset Purchase Agreement by and between EBC Minneapolis, Inc. and Luken Communications (Minneapolis Station)*

10.9	Form of Asset Purchase Agreement by and between Woodward Broadcasting, Inc. and Luken Communications (Tulsa Stations)*

10.10	Form of Asset Purchase Agreement by and between EBC Southwest Florida, Inc. and Luken Communications (Ft. Meyers Stations)*

10.11	Form of Asset Purchase Agreement by and between Borger Broadcasting, Inc. and Luken Communications (Waco Stations)*

10.12	Form of Asset Purchase Agreement by and between Woodward Broadcasting, Inc. and Luken Communications (Oklahoma City Stations)*

10.13	Form of Asset Purchase Agreement by and between Borger Broadcasting, Inc. and Luken Communications (Amarillo Stations)*

10.14	Form of Third Amendment to Third Amended and Restated Credit Agreement and Forbearance Agreement*

99.1	Press release, dated June 25, 2008, announcing transactions with Luken Communications, LLC and other transactions*

__________________________

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 1, 2008	EQUITY MEDIA HOLDINGS CORPORATION

By:
John Oxendine
Chief Executive Officer